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                        RESTATED BY-LAWS               2/96

                              OF

                        SHONEY'S, INC.

                           ARTICLE I

                            OFFICES


     The executive offices of the Corporation shall be in Davidson County, Tennessee, but the Corporation may have other offices at such places as the Board of Directors may from time to time decide or as the business of the Corporation may require.


                          ARTICLE II

                   MEETINGS OF SHAREHOLDERS

       Section 1.         Annual Meeting.  The annual meeting of
the shareholders shall be held at the call of the Board of Directors on a date and at a time and place, either within or without the State of Tennessee, as may be selected by the Board of Directors.

       Section 2. Special Meeting. Special Meetings of the shareholders may be called at any time by the Chairman of the Board, the Board of Directors or the holder or holders of not less than one tenth (1/10) of all the shares entitled to vote at such meeting, to be held at such time and place, either within or without the State of Tennessee, as may be designated in the call of the meeting.

       Section 3.         Notice of Meeting.  Written Notice
stating the place, day and hour of annual and special meetings of shareholders shall be given to each shareholder, either personally or by mail to his last address of record with the Corporation, not less than ten
(10) nor more than sixty (60) days before the date of the meeting. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called and the person or persons calling the meeting. Notice of any annual or special meeting of shareholders may be waived by the person or persons entitled thereto by signing a written waiver of notice at any time before or after the meeting is completed, which waiver may be signed by a shareholder or by his attorney-in-fact or proxy holder.

       Section 4. Voting. At all meetings of shareholders, all shareholders of record shall be entitled to one vote for each share of stock standing in their name and may vote either

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in person or by proxy.  Proxies shall be filed with the Secretary of the meeting before being voted or counted for the purpose of determining the presence of a quorum.

       Section 5. Quorum. At all meetings of shareholders, a majority of the outstanding shares of stock entitled to vote, represented in person or by proxy, shall constitute a quorum for the transaction of business. Unless a greater vote specifically is required by the Tennessee Business Corporation Act or the Corporation's charter or By-laws, if a quorum is present at a meeting of the Corporation's shareholders, a matter that may come before the meeting is adopted if the number of votes cast in favor of the matter exceeds the number of votes cast against the proposal. If, however, such majority shall not be present or represented by proxy at any meeting of the stockholders, the presiding officer or stockholders present in person or represented by proxy shall have the power to adjourn from time to time without notice other than announcement at the meeting, until the requisite number of shares shall be represented when any business may be transacted which might have been transacted at the meeting as provided in the original notice.

        Section 6.        Action by Consent.  Whenever the
shareholders of the Corporation are required or permitted to take any action by vote, such action may be taken without a meeting on written consent, setting forth the action so taken, signed by all of the persons or entities entitled to vote thereon.

        Section 7.        Advance Notice of Shareholder Proposals.
At any annual or special meeting of shareholders, proposals by shareholders and persons nominated for election as Directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such proposals or nominations are otherwise proper for consideration under applicable law and the Charter and By-Laws of the Corporation. Notice of any proposal to be presented by any shareholder or of the name of any person to be nominated by any shareholder for election as a Director of the Corporation at any meeting of shareholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such notice shall be given not more than ten days after such date is first so announced or disclosed. Public notice shall be deemed to have been given more than 70 days in advance of the annual meeting if the Corporation shall have previously disclosed, in these ByLaws or otherwise, that the annual meeting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date. Any shareholder who gives notice of any such proposal shall deliver therewith the text of the proposal to be presented and a brief written statement of the reasons why such shareholder favors the proposal and setting forth such shareholder's name and address, the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder and any material interest of such shareholder in the proposal (other than as a shareholder). Any shareholder desiring to nominate any person for election as a Director of the Corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the Corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and

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Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation), such person's signed consent to serve as a Director of the Corporation if elected, such shareholder's name and address and the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder. As used herein, shares "beneficially owned" shall mean all shares as to which such person, together with such person's affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person's affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions). The person presiding at the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that proposals and nominees not be considered if such notice has not been given.


                          ARTICLE III

                           DIRECTORS


        Section 1.        Number of Qualifications.  The business
and affairs of the Corporation shall be managed and controlled by a Board of Directors, of not less than three nor more than fifteen in number. The number of Directors shall be set by the Board of Directors. Directors need not be shareholders of the Corporation. In addition to the Directors who are elected by the shareholders, the Board of Directors, from time to time, may appoint persons as advisory directors, to serve such terms and perform such duties as the Board of Directors shall determine upon appointing any person as an advisory director. Advisory directors shall not be entitled to vote on any matter to come before the Board of Directors. Advisory directors may be removed at any time by a vote of the Board of Directors. The provisions of Article III, Sections 2 through 11 of these Bylaws shall not apply to Advisory directors.

        Section 2. Nominations by Shareholders. Shareholders who wish to nominate persons for election as Directors of the Corporation shall comply with the requirements of ARTICLE II, Section 7 of these By-Laws.

        Section 3.        Election and Term of Office.  The
Directors shall be elected at the annual meeting of shareholders; but if any such annual meeting is not held or if the Directors are not elected at any such annual meeting, the Directors may be elected at any special meeting of the shareholders. Directors shall be elected by a plurality of the votes cast. The Directors shall hold office until the next annual meeting of shareholders and thereafter until their respective successors have been elected and qualified.


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        Section 4.        Meetings.  Regular meetings of the
Directors shall be held annually following the annual meeting of the shareholders and may be held without notice at such other places and times as may be determined by the Board of Directors. Special meetings of the Directors may be called at any time by the Chairman of the Board or by a majority of the Directors on at least one day's notice sent by any usual means of communication. Notice of any such meeting may be waived by the person or persons entitled thereto by signing a written waiver of notice at any time before or after the meeting is completed. Attendance of a Director at a meeting shall constitute a waiver of notice thereof unless such attendance is for the express purpose of objecting to such meeting. Any meeting of the Board of Directors may be held within or without the State of Tennessee at such place as may be determined by the person or persons calling the meeting.

        Section 5.        Quorum.  A majority of the total number
of Directors then in office shall constitute a quorum for the transaction of business; and the vote or action of a majority of the Directors present at any meeting at which a quorum is had shall decide any matter that may come before the meeting and shall be the act of the Board unless otherwise specifically required by law or by express provision of the charter or By-laws of the Corporation.

        Section 6.        Action by Consent.  Any action required
or permitted to be taken by the Directors of the Corporation may be taken without a meeting on written consent, setting forth the action so taken, signed by all the Directors entitled to vote thereon.

        Section 7.        Vacancies.  Vacancies in the Board of
Directors occurring for any reason, including an increase in the number of Directors, resignation, or the removal of any Director with or without cause, may be filled by vote of a majority of the Directors then in office although less than a quorum exists; but if the offices of a majority of the entire Board of Directors shall be vacant at the same time, such vacancies shall be filled only by vote of the shareholders. A director elected to fill any vacancy shall hold office until the next annual meeting of shareholders and thereafter until his successor has been elected and qualified.

        Section 8.        Removal and Resignation.  Any or all of
the Directors may be removed with or without cause, at any time, by vote of the shareholders. Any Director may resign at any time, such resignation to be made in writing and to take effect immediately or on such later date as may be specified therein without acceptance.

        Section 9.        Committees.  From time to time, a
majority of the entire Board of Directors may by resolution appoint an executive committee or any other committee or committees for the purpose or purposes to the extent permitted by law, which committee or committees shall have such powers as shall be specified in the resolution of appointment.

        Section 10. Participation in Meetings. The members of the Board of Directors, or any committee appointed by the Board, may participate in a meeting of the Board or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a

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meeting pursuant to such means shall constitute presence in person at such meeting. The Directors shall be promptly furnished a copy of the minutes of the Board of Directors' meetings.

        Section 11.       Compensation.  The Directors shall
receive compensation or salary for their services as Directors, said sum to be fixed by proper resolution of the Board of Directors, and said salary and compensation may include a fixed sum for expenses of attending the meetings of the Board of Directors. A Director may serve the Corporation in a capacity other than that of a Director and receive compensation for services rendered in such other capacity.


                          ARTICLE IV

                           OFFICERS

        Section 1.        Designation.  The officers of the
Corporation shall be a Chairman Emeritus of the Board (which office shall be optional with the Board of Directors), a Chairman of the Board, a President, one or more Division Presidents, one or more Vice Presidents, a Secretary and a Treasurer and such other officers, agents and employees as may from time to time be elected, chosen or appointed by the Board of Directors. Any Vice President may be designated as Executive Vice President or Senior Vice President or such other title as the Board may determine. Any two or more of such offices may be held by the same person except the offices of President and Secretary.

       Section 2. Chairman Emeritus. The Chairman Emeritus of the Board shall be an honorary and optional position. The Chairman Emeritus shall be an Advisory director of the Corporation pursuant to
Article III of these Bylaws. In addition, the Chairman Emeritus shall have such duties with regard to the general and active management of the Corporation as may be prescribed from time to time by the Board of Directors or by the By-laws.

        Section 3. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and the Board of Directors, and he shall call regular and special meetings of the shareholders and Board of Directors in accordance with these By-laws. He shall perform such other duties as may be prescribed by the Board. The Board may designate the Chairman chief executive officer of the Corporation.

        Section 4.        President.  The President shall have
general supervision of the affairs and property of the Corporation, subject to the direction of the Board of Directors and the Chairman of the Board. He shall manage and control the regular business of the Corporation; and he may appoint agents and employees of the Corporation, other than officers elected or appointed by the Board, subject to the approval of the Board. In the absence of the Chairman of the Board, the President shall preside at any meeting of the shareholders or the Board of Directors. He shall perform such other duties as may from time to time be prescribed by the Board.


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        Section 5.        Division President.  The Division
President or Division Presidents shall assist the President in the management of the Corporation, shall have general supervision of the affairs and property of that division of the Corporation over which he is President, and shall have such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, or President. In the absence, disqualification or incapacity of the President, the senior Division President, if senior to the senior Vice President, shall perform the duties and exercise the powers of the President.

        Section 6.        Vice President.  The Vice President or
Vice Presidents shall assist the President in the management of the Corporation and shall have such other powers and perform such other duties as may from time to time be prescribed by the Board, or President. In the absence, disqualification or incapacity of the President, the senior Vice President shall perform the duties and exercise the powers of the President.

        Section 7. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders and the Board of Directors in appropriate books, and he shall attend to the giving of all notices for the Corporation. He shall have charge of the seal and stock books of the Corporation and such other books and papers as the Board may direct, and he shall in general perform all duties incident to the office of Secretary of the Corporation. He shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, or President.

        Section 8. Treasurer. The Treasurer shall have the care and custody of all funds and securities of the Corporation, and he shall in general perform all duties incident to the office of Treasurer of the Corporation. He shall perform such other duties as may from time to time be prescribed by the Board, the Chairman of the Board, or President.

        Section 9.        Other Officers.  The Board of Directors
may appoint, or may authorize the Chairman of the Board or President to appoint, assistant secretaries and assistant treasurers and such other officers as the Board may from time to time decide, who shall have such authority and perform such duties as may from time to time be prescribed by the Board or designated by the President.

        Section 10.       Election and Term of Office.  The
officers shall be elected or appointed at the regular meeting of the Board of Directors following the annual meeting of shareholders, provided that any vacancy or newly created office may be filled at a special meeting or other regular meeting of the Board. Unless otherwise determined by the Board, each officer shall hold office until the next regular meeting of the Board following the annual meeting of shareholders and thereafter until his successor has been elected or appointed and qualified.

        Section 11.       Compensation.  The Board of Directors,
or one of its duly appointed committees, shall fix the salaries of the officers of the Corporation. The compensation of other agents and employees of the Corporation may be fixed by the Board of Directors or by an officer or officers for whom that function has been delegated by the Board.


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                           ARTICLE V

                            SHARES

       Section 1.         Certificates.  The shares of the
Corporation shall be represented by certificates in such form as the Board of Directors may from time to time prescribe. Such certificates shall be numbered consecutively in the order in which they are issued, which numbering system may be separated by class or series if there shall be more than one class or series of shares. The certificates shall be signed by the Chairman of the Board and Secretary unless the Board of Directors shall otherwise designate any two officers of the Corporation for such purpose.

       Section 2.         Record.  The name and address of all
persons to whom the shares of the Corporation are issued, the number of shares, and the date of issue shall be entered on the books of the Corporation. It shall be the duty of each shareholder to notify the Corporation of his address.

       Section 3. Transfers. The shares of the Corporation are transferable only on the books of the Corporation by the registered holder thereof, either in person or by power of attorney, and upon delivery and surrender of the certificate representing such shares properly endorsed for transfer. Certificates exchanged or surrendered shall be cancelled by the Secretary and placed in the corporate records.

       Section 4.         Loss of Certificates.  In case of the
loss, mutilation or destruction of a certificate representing shares of the Corporation, a duplicate certificate may be issued on such terms as the Board of Directors shall prescribe.

       Section 5. Transfer Agent, Registrar. The Board of Directors may appoint a transfer agent or agents and/or a registrar, and a dividend disbursing agent for the Corporation.


                          ARTICLE VI

                             SEAL

       Section 1. Authority to Adopt. The Corporation may have a seal in such form as the Board of Directors may adopt, and the Board of Directors may from time to time change the form of the seal of the Corporation.

       Section 2.         Scroll Seal.  In the event the Board
shall not have adopted a seal or if it is inconvenient to use the adopted seal at any time, an authorized signature made in the

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name of and on behalf of the Corporation followed by the word "Seal"
enclosed in parentheses or scroll shall be deemed the seal of the Corporation.


                          ARTICLE VII

                          FISCAL YEAR

       The fiscal year of the Corporation shall end on the last Sunday of October of each year, but the Board of Directors may from time to time change the fiscal year of the Corporation.


                         ARTICLE VIII

                DIVIDENDS, SURPLUS AND RESERVES

       Section 1.         Dividends.  The Board of Directors may
declare dividends from the Corporation's net earnings, or from the surplus of its assets over its liabilities, including capital, but not otherwise. The Board of Directors may issue stock dividends, provided the Corporation has a surplus equal in value, at a fair valuation, to such stock issued as a dividend; and provided, further, that the surplus of the Corporation is reduced in an amount equal to the value of the stock issued as a stock dividend.

       Section 2. Surplus and Reserves. Before making any distribution of proceeds, there may be set aside out of the net proceeds of the Corporation such sums for maintaining any property of the Corporation, or for any other purpose, and any profits of any year not distributed as dividends shall be deemed to have been thus set aside until otherwise disposed of by the Board of Directors, and the Board of Directors may abolish any such reserve in its absolute discretion.


                          ARTICLE IX

                           INDEMNITY

       Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of the Corporation) by reason of the fact that he is or was serving as an officer or director or employee of the Corporation or is or was serving at the request of the Corporation as a Director or officer of the Corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Corporation against expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith for a purpose which he reasonably believed to be in the best interest of the

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corporation, and, in criminal proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful, to the maximum extent permitted by, and in the manner provided by, the Tennessee Business Corporation Act. In the event of a settlement, however, the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being in the best interest of the Corporation. The foregoing right of indemnification shall be in addition to and not exclusive of all rights to which said Directors, officers or employees may be entitled.


                           ARTICLE X

                          AMENDMENTS

       The shareholders of the Corporation may adopt new By-laws and may amend or repeal any or all of these By-laws at any annual or special meeting provided, however, that notice of intention to amend shall have been contained in the notice of any special meeting called for that purpose; and also the Board of Directors may adopt new by-laws and may amend or repeal any or all of these By-laws by the vote of a majority of the entire Board, and provided further that any by-law adopted by the Board may be amended or repealed by the shareholders. The Board of Directors may amend by-laws adopted by the shareholders, provided that shareholders may from time to time specify particular provisions of these By-laws which shall not be amended by the Board of Directors.



























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